UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2012

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

EnerNOC, Inc. (the “Company”) held its annual meeting of stockholders on June 6, 2012 to consider and vote on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2012:

Proposal 1 – Election of Directors

The Company’s stockholders approved the election of the persons named below as class II members of the board of directors, to serve for a three-year term until the 2015 annual meeting of stockholders, and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. The votes cast were as follows:

Name	For	Withheld	Broker Non-Votes
Richard Dieter	13,317,091	1,594,033	7,341,432

TJ Glauthier	13,303,221	1,607,903	7,341,432

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved the proposal to ratify the appointment of the accounting firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes cast were as follows:

For	Against	Abstentions	Broker Non-Votes
21,871,109	192,674	188,773	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: June 8, 2012	By:	/s/ Kevin Bligh
	Name:	Kevin Bligh
	Title:	Chief Accounting Officer